EXHIBIT 99.1
INGERSOLL-RAND COMPANY
Consolidated Income Statement
Third Quarter and Nine Months
(In millions, except percentages)

UNAUDITED

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003

Revenues	$ 2,368.0	$ 2,064.0	$ 6,934.6	$ 6,002.3

Cost of goods sold	1,738.8	1,523.7	5,076.3	4,474.7

Selling & administrative expenses	351.0	329.4	1,035.9	968.4

Restructuring charges	-	(1.9)	-	(1.9)

Operating income	278.2	212.8	822.4	561.1

Interest expense	(35.7)	(42.1)	(116.1)	(135.7)

Other income (expense)	5.1	(3.9)	0.2	(4.8)

Earnings before taxes	247.6	166.8	706.5	420.6

Provision for taxes	42.0	21.6	99.0	50.4

Earnings from continuing operations	205.6	145.2	607.5	370.2

Discontinued operations, net of tax	32.2	9.4	96.0	76.9

Net earnings	$ 237.8	$ 154.6	$ 703.5	$ 447.1

Basic earnings per share
Continuing operations	$ 1.19	$ 0.85	$ 3.50	$ 2.18
Discontinued operations	0.18	0.05	0.55	0.45

	$ 1.37	$ 0.90	$ 4.05	$ 2.63

Diluted earnings per share
Continuing operations	$ 1.18	$ 0.83	$ 3.46	$ 2.15
Discontinued operations	0.18	0.05	0.54	0.45

	$ 1.36	$ 0.88	$ 4.00	$ 2.60

Weighted-average number of common
shares outstanding:
Basic	173.1	171.6	173.6	170.3
Diluted	175.0	174.8	175.7	171.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION